September 4, 1997


VIA EDGAR
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Municipal Mortgage and Equity, L.L.C.
              Registration Statement on Form S-3

Dear Sir or Madam:

    On behalf of Municipal Mortgage and Equity, L.L.C. (the
"Company"), enclosed for filing electronically via EDGAR is the Company's registration statement on Form S-3 (the "Registration
Statement") for 450,000 shares of limited liability company growth shares to be issued under the Company's Dividend Reinvestment and Growth
Share Purchase Plan.

    The Company hereby requests that the Registration Statement become effective immediately upon filing, as provided by Rule 462(a) under the Securities Act of 1933, as amended.

    If you have any questions or comments concerning the enclosed filing, please telephone me at (202) 973-0654.

                             Very truly yours,


                             R. Nicholas Singh

Enclosures

cc: Thomas R. Hobbs
    Frank R. Goldstein

As filed with the Securities and Exchange Commission on September 4, 1997
                                           Registration No. 333-
------------------------------------------------------------------------


         SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C. 20549
                 _______________

                     FORM S-3
              REGISTRATION STATEMENT
                       UNDER
            THE SECURITIES ACT OF 1933
                  _______________

              MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
(Exact name of registrant as specified in its charter)
        Delaware                        52-1448733
(State or other jurisdiction of      (I.R.S. Employer
incorporation or organization)     Identification Number)

             218 North Charles Street
                     Suite 500
            Baltimore, Maryland  21201
                  (410) 962-8044
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                  _______________

                  Mark K. Joseph
Chief Executive Officer and Chief Financial Officer
       Municipal Mortgage and Equity, L.L.C.
        218 North Charles Street, Suite 500
            Baltimore, Maryland  21201
                  (410) 962-8044
(Address, including zip code, and telephone number, including area code, of agent for service)
                  _______________
           Copies of communications to:

             Frank R. Goldstein, Esq.
                 Brown & Wood LLP
           815 Connecticut Avenue, N.W.
              Washington, D.C.  20006
                  (202) 973-0600
                 _______________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. __

                  _______________
          CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed       Proposed
Class of              Amount        Maximum         Maximum         Amount of
Securities to be       to Be        Offering       Aggregate      Registration
Registered(1)       Registered   Price Per Unit   Offering Price      Fee
-----------------   ----------   --------------  --------------      -----
Growth Shares of
limited liability    450,000
company interests,   Growth
no par value. . .    Shares       $19.4375(2)     $8,746,875(2)     $2,650.57(3)
_____________________________________________________________________________

(1) This Registration Statement also relates to an indeterminable number of Growth Shares that may be issued upon split of the Growth Shares, share dividends on the Growth Shares or similar transactions in accordance with Rule 416.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based on the average of the high and low reported sale prices of the Growth Shares on the American Stock Exchange on September 3, 1997.

(3) Pursuant to Rule 429, 450,000 Growth Shares and a filing fee of $2,650.57 are being carried forward from Registration Statement No. 333-20945 to this Registration Statement.

MUNICIPAL MORTGAGE AND EQUITY, L.L.C.                        PROSPECTUS

To Our Holders of Growth Shares:

Re:    Prospectus for Dividend Reinvestment and Growth Share Purchase Plan

 The Dividend Reinvestment and Growth Share Purchase Plan (the "Plan") of Municipal Mortgage and Equity, L.L.C. (the "Company") provides you with a convenient and simple method to purchase the Company's limited liability company growth shares, without par value (the "Growth Shares"), without payment of any brokerage commissions or service charges. This Plan gives you the opportunity to increase your equity investment in the Company by using your cash distributions from the Company reported annually to you on Form K-1 ("dividends") to purchase Growth Shares ("Dividend Reinvestments"). All purchases under the Plan are without payment of brokerage commissions or service charges. The Plan provides for issuance of up to 450,000 Growth
Shares. Holders of the Company's Growth Shares are entitled to participate in the Plan. The Plan is administered by Registrar and Transfer Company (the "Agent"), who will purchase Growth Shares as agent for the accounts of participants under the Plan from the Company or on the open market as described herein.

 The primary features of the Plan are as follows:

 1. Reinvestment of Dividends. You may use all the dividends you are entitled to receive on Growth Shares to purchase shares of Growth Shares. See "Purpose of the Plan" and "Purchases and Price for Shares" below.

 2. Price. The price paid for Growth Shares purchased for you will be 100% of the average price of all Growth Shares purchased by the Agent, as agent for the participants in the Plan, in the open market with respect to a related dividend payment date. Alternatively, if the Agent purchases Growth Shares directly from the Company, the price for Growth Shares purchased for you will be deemed to be 100% of the closing price of Growth Shares on the American Stock Exchange on the related dividend payment date or, if Growth Shares are not traded on that date, on the next trading day. See "Purchases and Price of Shares" below.

 3. No Commissions or Other Expenses. You will pay no brokerage commissions or other expenses when you purchase shares under the Plan. The Company will pay all of these fees and expenses under the Plan. See "Costs to Participants" below.

 In the future, it is expected that the Plan will also allow you to make optional cash investments ("Optional Cash Investment") ranging from $100 to $5,000 each quarter to purchase additional Growth Shares. As with Dividend Reinvestments, the Optional Cash Investment will allow you to purchase Growth Shares at the price described above and without payment of brokerage commissions or service charges. This Prospectus describes the Optional Cash Investment feature of the Plan although shareholders can not make Optional Cash Investments at this time. The Company will notify you when it will allow shareholders to make Optional Cash Investments.

 This Prospectus contains more detailed information about the Plan; we suggest that you please read and review the entire Prospectus carefully before deciding what to do.

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is September 4, 1997

               AVAILABLE INFORMATION

 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (of which this Prospectus is a part) on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Growth Shares, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices listed below.

 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Commission. The Registration Statement, as well as such reports, proxy statements, and other information filed with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West -Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Company files its reports, proxy statements, and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Growth Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 The following documents have been filed by the Company, under the Exchange Act with the Commission and are incorporated by reference in this Prospectus:

 1.   The Company's Annual Report on Form 10-K for the year ended
      December 31, 1996.

 2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

 3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

 4.   The Company's Current Report on Form 8-K dated January 2, 1997.

 5. The Company's Prospectus/Consent Solicitation Statement included in its Registration Statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of the Company's Growth Shares contained under the caption "Description of Shares" and incorporated by reference into Item I of Form 8-A filed with the Commission on July 25, 1996, pursuant to section 12(b) of the Exchange Act, including all amendments and reports updating such description.

 All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

 The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the Registration Statement to which this Prospectus relates or into such other documents. Requests for documents should be directed to Municipal Mortgage and Equity, L.L.C., 218 North Charles Street, Suite 500, Baltimore, Maryland 21201,
Attention: Derek Cole, (410) 962-8044.

                    THE COMPANY

 The Company is a Delaware limited liability company that originates, invests in and services tax-exempt mortgage revenue bonds issued by state and local government authorities to finance the construction of multifamily housing developments and secured by nonrecourse first mortgage loans on the underlying properties. The Company, organized in July 1996, is the successor to the business of SCA Tax Exempt Fund Limited Partnership (the "Partnership"), which was merged into the Company effective August 1, 1996. The Partnership, organized in 1986, consummated public offerings of two series of Beneficial Assignee Certificates representing the assignment of its limited partnership interests, the $296,256,000 aggregate proceeds of which were used to acquire
23 mortgage revenue bonds. In a February 1995 financing transaction, the Partnership received $56,831,000 in net proceeds available for further investment from the sale of $67,700,000 principal amount of multifamily revenue bond receipts secured by newly refunded bonds issued in exchange for 11 of the Partnership's 23 bonds and the cash stream from one additional bond. At June 30, 1997, the Company owned a portfolio of 35 bonds, bond related investments and other investments, of which 25 bonds enable the Company to participate in the appreciation of the underlying multifamily housing apartments on a tax exempt basis. The bonds and other bond related investments in the Company's portfolio are backed primarily by suburban apartments.

 The principal executive offices of the Company are located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, and its telephone number at that location is (410) 962-8044.

DIVIDEND REINVESTMENT AND GROWTH SHARE PURCHASE PLAN

               Terms and Conditions

 The Dividend Reinvestment and Growth Share Purchase Plan (the "Plan") consists of the following questions and answers. For additional information concerning the Plan, you may telephone the Agent at the number shown under Question 4 below.

Purpose of the Plan

1. What is the purpose of the plan?

 The purpose of the Plan is to provide holders of the Company's Growth Shares who elect to participate in the Plan ("Participants") with a simple and convenient method of reinvesting their cash dividends in additional Growth Shares of the Company.

 Your participation in the Plan is subject to the terms and conditions as set forth in this Prospectus. By enrolling in the Plan, you agree to abide by these terms and conditions.

Advantages and Disadvantages

2. What are the advantages of the Plan?

 The Plan offers Participants the following advantages:

 (a) Dividends payable on all shares purchased and held under the Plan are automatically reinvested in additional Growth Shares for the Participants.

 (b) Periodic statements regarding purchase of shares and other activities provide the Participants with simplified record-keeping.

 (c) The Company pays all administrative costs associated with purchases made under the Plan.

 (d) Participants will avoid cumbersome safekeeping requirements through the free custodial service of the Plan for shares purchased through the Plan.

3. What are the primary disadvantages of the Plan?

 (a) The date by which decisions to reinvest dividends must be made for a dividend payment date is seven business days prior to the record date, and each record date will generally be 15 days prior to the applicable dividend payment date. The date by which optional cash payments (when permitted) must be made is five business days prior to the applicable dividend payment date. During the periods between the date a participant elects to have dividends reinvested or makes optional cash payments and the date dividends are reinvested or optional cash payments are invested, Participants' funds will be exposed to changes in market conditions.

 (b) Participants will not have the authority to direct the time or the price at which Growth Shares under the Plan may be purchased, nor will Participants have any control over whether such Growth Shares are purchased as original issue shares from the Company or shares purchased in the open market.

 (c) Participants will not be able to determine the actual number of Growth Shares purchased on their behalf until after the applicable dividend payment date.

 (d) No interest will be paid on uninvested optional cash payments held by the Agent. Therefore, when the Optional Cash Investment feature is effective, Participants may want to submit optional cash payments as close as possible to the fifth business day prior to the applicable dividend payment date.

Administration

4. Who administers the Plan for Participants?

 The Company's share transfer agent, Registrar and Transfer Company (the "Agent"), a corporation independent of, and not affiliated with, the Company, administers the Plan for the Participants, keeps records, sends statements of account to Participants, and performs other duties related to the Plan. Shares purchased through the Plan will be registered in the name of the Agent or its nominee as agent for Participants in the Plan.

 All inquiries and communications regarding the Plan should include your account number and should be directed to the Agent at:

   Registrar and Transfer Company
   Dividend Reinvestment Plans
   10 Commerce Drive
   Cranford, New Jersey  07016
   (800) 368-5948

 The Agent or the Company may terminate or suspend the Plan at any time by written notice to Participants. The terms and conditions of the Plan may be amended by the Company or the Agent (with the concurrence of the Company) at any time by mailing an appropriate notice to Participants at least 30 days prior to the effective date of the amendment (see Question 27). See Question 28 for additional information regarding the responsibilities of the Agent.

Participation

5. Who is eligible to participate?

 Any shareholder whose Company's Growth Shares are registered in his or her name on the records of the Agent may enroll in the Plan.

 If a shareholder has Growth Shares registered in the name of someone else (for example, with a bank, broker or trustee), the shareholder (the "Beneficial Owner") may be able to arrange for their bank, broker or trustee to participate in the Plan. Beneficial Owners should consult directly with the bank, broker or trustee holding their Growth Shares to determine if they can enroll in the Plan on behalf of the Beneficial Owner. If such entity will not enroll in the Plan on behalf of the Beneficial Owner, the Beneficial Owner should request the bank, broker or trustee to have some or all of the Growth Shares registered in the Beneficial Owner's own name in order to participate directly. If a Beneficial Owner transfers some of the Growth Shares in his or her name and participates in the Plan, only the shares so transferred will be enrolled in the Plan.

6. How can persons whose shares are registered in the names of others participate in the Plan?

 A Beneficial Owner may participate in the Plan either:

 * by having the Growth Shares registered directly in the name of the Beneficial Owner and signing and returning an Authorization Form to the Agent or

 * by making appropriate arrangements for the Beneficial Owner's bank, broker or trustee to participate in the Plan on behalf of the Beneficial Owner.

Purchase of Growth Shares

7. May Participants purchase Preferred Shares or Preferred CD Shares under the Plan?

 No, under the Plan, Participants may only purchase Growth Shares.

Enrollment

8. How does an eligible shareholder participate in the Plan?

 An eligible shareholder whose Growth Shares are registered in his or her name may enroll in the Plan by signing an Authorization Form and returning it to the Agent in the enclosed envelope. Such eligible shareholder also may enroll by providing written instructions in a letter signed and dated by the registered holder(s) stating that he or she wishes to enroll in the Plan. Authorization Forms may be obtained at any time from the Agent at the address specified in Question 4 or the Company at the following address and telephone number:

   Municipal Mortgage and Equity, L.L.C
   218 North Charles Street, Suite 500
   Baltimore, Maryland 21201
   410-962-8044
   Attention:  Investor Relations

 A Beneficial Owner will need to request the Beneficial Owner's bank, broker or trustee to participate in the Plan on their behalf. Alternatively, a Beneficial Owner can have his or her Growth Shares registered in the name of the Beneficial Owner and participate in the Plan in the same way that any registered owner can participate in the Plan. See Questions 5 and 6.

9. When may an eligible shareholder join the Plan?

 An eligible shareholder whose Growth Shares are registered in his or her name may enroll in the Plan at any time. Such shareholder's participation in the Plan will begin as described in Question 11. An Authorization Form will be automatically sent to all new registered holders of Growth Shares. (See Questions 5 and 8.)

 A Beneficial Owner will have to request his or her bank, broker or trustee to participate in the Plan on his or her behalf, and the holder of a Beneficial Owner's Growth Shares can participate on behalf of the Beneficial Owner by contacting the Agent. Alternatively, a Beneficial Owner can have his or her Growth Shares registered in his or her name and participate by completing an Authorization Form.

10.  What does the Authorization Form provide?

 Except with respect to dividends on Growth Shares in a Participant's Plan account, which are automatically reinvested, the Authorization Form provides for the purchase of Growth Shares with the cash dividends on all of the shares registered in the name shown on the Authorization Form.

11. When must the written authorization be received by the Agent to begin reinvesting dividends?

 To begin participation in the Plan for reinvestment of a particular cash dividend, the Agent must receive a shareholder's Authorization Form or written enrollment authorization at least seven business days before the record date for that dividend, which is typically approximately 15 days before that dividend payment date. If the written authorization is received after the record date for a particular dividend, that dividend will be paid in cash and the shareholder's participation in the Plan will begin with the dividend, as declared, for the following quarter.

 The holder of a Beneficial Owner's Growth Shares must also contact the Agent in the time period described above.

12.  How may a Participant change enrollment options under the Plan?

 A Participant may change enrollment options at any time by completing a new Authorization Form and returning it to the Agent. All Authorization Forms indicating a change of options must be received by the Agent seven business days prior to a particular cash dividend record date in order to take effect with respect to the following dividend payment date.

 A Beneficial Owner who is participating in the Plan through his bank, broker or trustee must contact such bank, broker or trustee and request that it change the Beneficial Owner's enrollment options. The Agent must receive notice of the change of options by the time period described above.

Date of Purchase

13.  When will purchases of Growth Shares under the Plan be made?

 The Company anticipates making dividend payments within 60 days of each calendar quarter, and purchases will be made on or immediately after the dividend payment date. Therefore, cash dividends on shares for which dividend reinvestment is authorized, and on Growth Shares previously credited to Participants' accounts under the Plan, will be automatically reinvested on or immediately after the dividend payment date to purchase Growth Shares. When the Optional Cash Investment feature is effective, optional cash payments will be invested on or immediately after the dividend payment date.

Purchases and Price of Shares

14.  What will be the price of the Growth Shares purchased under the Plan?

 Growth Shares purchased for Participants will, at the Company's election, come from the Company's Growth Shares reserved for issuance under the Plan or will be purchased in the open market, or a combination of the foregoing. The price paid for Growth Shares purchased from the Company will be 100% of the closing price of the Growth Shares on the related dividend payment date or, if the Growth Shares are not traded on such date, on the next trading day. If the shares are purchased in the open market, they will be deemed to have been acquired at the average price of all shares purchased by the Agent relating to a particular dividend payment date.
Dividend payments and optional cash payments (when permitted) may be combined for the purchase of Growth Shares relating to a particular dividend payment date.

15.  How many Growth Shares will be purchased for Participants?

 Each Participant's account will be credited with that number of Growth Shares, including fractions computed to four decimal places, equal to the dollar amounts to be invested divided by the applicable purchase price. (See
Question 14.) The number of shares to be purchased with dividends or optional cash payments (when permitted) cannot be determined until after their purchase. A Participant's account will be credited with dividends on fractional shares. Cash dividends on all shares credited to a Participant's account under the Plan will be automatically reinvested to purchase additional Growth Shares.

Cash Investment Option

16.  How are optional payments made?

 The Optional Cash Investment feature is not yet effective, and the Company will notify Participants when it will become effective.

 When the Company determines to make the Optional Cash Investment feature effective, a Participant may elect to make optional cash contributions. In general, under this feature, a Participant will have the option to invest a minimum of $100 and a maximum of $5,000 cash per calendar quarter in additional Growth Shares.

 A Beneficial Owner who is participating in the Plan through a bank, broker or trustee will also be able to make optional cash contributions as described above. Such a Beneficial Owner will be able to request his or her bank, broker or trustee to make the optional cash contributions on his or her behalf.

 Optional cash payments will have to be received from a Participant acting on his or her own behalf or on behalf of a Beneficial Owner not earlier than 30 days prior to a dividend payment date and at least five business days prior to that dividend payment date. Payments received within such time will be held by the Agent until combined with funds from that dividend for purchase of Growth
Shares.

 The price which will be paid for Growth Shares purchased under the Optional Cash Investment feature is described in Question 14.

 No interest will be paid on optional cash payments pending investment.
Optional cash payments which are received later than five business days prior to the regular quarterly dividend payment date will be returned. To avoid unnecessary accumulations, the Company recommends that optional cash payments be sent so they are received by the Agent shortly before the fifth business day prior to the applicable dividend payment date. Participants may obtain the return of any optional cash payment by written request received by the Agent not less than two business days before it is to be invested.

 Optional cash investments will be able to be made by personal check, official bank check, or money order and will need to be made payable to Registrar and Transfer Company and returned along with the Authorization Form. Thereafter, optional cash payments will be able to be made through the use of cash payment forms sent to you as part of your account statement.

Investment Information Furnished to Participants

17.  What investment information will be sent to Participants in the Plan?

 Within 15 days after each dividend payment date, the Agent will mail to each Participant for whom cash dividends were reinvested a statement showing any cash dividends received and reinvested, the number of Growth Shares purchased, the price paid per share, and a history of the transactions for the current calendar year. The statement will also show the number of Growth Shares held of record by the Participant and enrolled in the Plan on the dividend record date.

 When the Optional Cash Investment feature is effective, the Company will provide similar information with respect to any optional cash investments used to purchase Growth Shares under the Plan.

Custody of Shares

18.  Will certificates be issued for Growth Shares purchased under the Plan?

 Certificates for Growth Shares purchased under the Plan will not be issued to Participants unless requested. This process protects against loss, theft, or destruction of share certificates. Participants may request that certificates be issued and delivered to them, however, for all of their full Plan shares (and cash payments with respect to any fractional shares at the price described in Question 20). Requests for issuance of certificates, which will be issued only once each calendar year, may be made annually by December 1 for issuance by December 31 of that year. Such requests must be made by writing to the Agent at the address specified in Question 4.

19. In whose name will the Growth Shares purchased under the Plan be registered?

 Unless and until certificates are issued to Participants, Growth Shares purchased under the Plan will be registered in the name of the Agent, as agent for Participants in the Plan. Plan accounts are maintained in the names in which the Participants' Growth Shares were registered at the time such shares were enrolled in the Plan. Certificates for full Plan Growth Shares will be registered in the same manner when they are issued. Participants may transfer their full Plan Growth Shares, however, when issued, into names other than their own by submitting to the Agent a stock power or assignment form signed by all registered holders, with all signatures guaranteed by a bank, securities dealer, or other eligible financial institution with membership in an approved signature guarantee Medallion Program. These forms may be obtained from the Agent at the address specified under Question 4 or by telephoning the number specified under Question 4.

 Shares credited to a Participant's Plan account may not be pledged as collateral or sold unless the shares are first withdrawn from the Plan.

 Dividends from one shareholder's account cannot be credited to the Plan account of another shareholder.

Termination of Plan Participation

20.  How is participation in the Plan terminated?

 In order to terminate participation in the Plan, a Participant acting on his or her own behalf must send a written request to the Agent at the address specified under Question 4. A Beneficial Owner who is participating in the Plan through their bank, broker or trustee should contact that entity to advise it that he or she no longer wants to participate in the Plan.

 When participation in the Plan is terminated, a certificate for the number of whole Growth Shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for the value of any fraction of a share. Cash payment for fractional shares will be made on the basis of the closing price for the Growth Shares on the American Stock Exchange on the day preceding the Agent's receipt of the Participant's termination request. If the American Stock Exchange is closed on the day preceding receipt of the notice, then the closing price for the next preceding trading day will be used for determining the amount of any such cash payment.

 The Company may, at its own discretion, terminate a Participant's Plan account if the account contains less than one full share for more than six months and the Participant is not reinvesting the dividends on any shares registered in the Participant's name. Participation in the Plan also may be terminated when the Agent is notified of the death of a Participant.

21.  When may participation in the Plan be terminated?

 Participation in the Plan may be terminated at any time. A written request for termination must be received by the Agent on or before the record date for a particular dividend in order to be effective for that dividend.

Rejoining the Plan

22.  May a shareholder rejoin the Plan?

 Generally, an eligible shareholder may again become a Participant at any time. The Company reserves the right, however, to reject any enrollment authorization from a previous Participant on the grounds of excessive joining and terminating. This restriction is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service. Eligible shareholders may re-enroll in the Plan in the manner described in Question 8. To resume participation in the Plan for reinvestment of a particular cash dividend, the Agent must receive a shareholder's Authorization Form or written enrollment authorization at least seven business days before the record date for that dividend. See Question 11. Beneficial Owners should contact the entity holding their Growth Shares and request that it resume participation in the Plan on their behalf. See Questions 6 and 11.

Costs to Participants

23.  Are there any expenses to Participants in connection with the Plan?

 No, Participants are able to acquire additional Growth Shares under the Plan without paying brokerage commissions or the administrative costs of the Plan.

Federal Income Tax Consequences

24.  What are the federal income tax consequences of participation in the Plan?

  The Company is classified as a partnership for federal tax purposes in which each shareholder is treated as a partner. Although numerous precedents exist concerning the tax treatment of dividend reinvestment plans maintained by corporations, there are no statutes, regulations, administrative rulings, or judicial decisions addressing the tax treatment of a reinvestment plan maintained by a partnership. The following discussion is based on rules that generally apply to distributions from partnerships and reflects the manner in which the Company will report transactions under the Plan to shareholders and to the Internal Revenue Service. Shareholders are urged to consult their own tax advisors concerning the tax treatment of their participation in the Plan.

 Generally, the distribution of cash by a partnership to a partner reduces the partner's tax basis in his or her interest in the partnership and will result in gain recognition to a partner only to the extent the distribution exceeds the partner's tax basis. A contribution of cash by a partner to a partnership increases that partner's tax basis in his or her interest in the partnership. A partner has a single tax basis for his or her interest in a partnership, even if different units of interest in the partnership were acquired at different times and at different prices.

 If the Agent receives a cash distribution from the Company on behalf of a Participant and uses that distribution to purchase shares on the open market, the Participant would be treated as though he or she actually received the cash distribution and used that distribution to purchase shares. If the Agent receives a cash distribution from the Company on behalf of a Participant and uses that distribution to purchase shares directly from the Company, the Participant would likely be viewed as having actually received a distribution from the Company and as having immediately contributed an equal amount to the Company for an increased interest in the capital and profits of the Company.
In either situation, no gain or loss would be recognized to a Participant, and there would be no net change in the Participant's basis in its interest in the Company. Moreover, in either situation, the shares acquired pursuant to the Plan would be identical in all respects to existing Growth Shares and, as such, would entitle the holder thereof to a share of all items of income, including tax exempt income, and expense of the Company.

 Participants will not realize any taxable income as a result of their receipt of certificates for whole shares credited to their account under the Plan, either upon their request for certificates for some of those shares or upon termination of their Plan participation. However, Participants who receive, upon termination of their Plan participation, a cash payment for a fractional share credited to their account or for shares repurchased by the Company will realize a taxable gain or loss. Gain or loss will also be realized by Participants when whole shares are sold after withdrawal from the Plan.

Other Information

25. What happens if the Company issues a share dividend or declares a share split?

 Any Growth Shares distributed as a result of a share dividend or share split by the Company on shares credited to the account of a Participant under the Plan will be added to the Participant's account. Share dividends or split shares distributed on shares registered in the name of the Participant will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

26.   How will a Participant's shares be voted at meetings of shareholders?

 Plan shares will be voted by the Agent as the shareholder directs. Participants will receive one proxy covering both their Plan shares and any shares registered in their own name, which will be voted in accordance with their proper instructions. If a properly signed proxy is returned without specific voting instructions, all of the Participant's Plan shares and any shares registered in the Participant's name will be voted in accordance with the recommendations of the Company's management. If the proxy is not returned, the Participant's Plan shares and any shares registered in the Participant's name will not be voted by the Agent.

27.   May the Plan be changed or discontinued?

 While the Company hopes to continue a dividend reinvestment and stock purchase plan indefinitely, the Company and the Agent reserve the right to terminate or suspend the Plan at any time by written notice to the Participants. The terms and conditions of the Plan may also be amended by the Company or by the Agent (with the concurrence of the Company) at any time by mailing an appropriate notice to Participants at least 30 days prior to the effective date of such amendment. Notwithstanding the foregoing, such amendments to the Plan as may be required from time to time due to changes in or new rules and regulations under the federal or state securities laws may be made prior to notice to each Participant.

28.  What is the responsibility of the Company and the Agent for the Plan?

 The Agent has no responsibility with respect to the preparation and the contents of this Prospectus. Neither the Company nor the Agent or its nominee(s), in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a Participant's account upon the Participant's death prior to the receipt of notice in writing of the death, (ii) the prices and times at which Growth Shares are purchased or sold for the Participant's account or the terms on which such purchases or sales are made, or (iii) fluctuations in the market value of the Growth Shares.

 Neither the Company nor the Agent can assure any Participant of a profit or protect any Participant against a loss from the shares purchased or sold through the Plan. An investment in Growth Shares is, as are all equity investments, subject to significant market fluctuations. The Company can neither control purchases by the Agent under the Plan nor guarantee that dividends on the shares will not be reduced or eliminated.

 The Plan is not subject to the provisions of the employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

                  USE OF PROCEEDS

 The Company intends to use the proceeds from the Plan's purchase of Growth Shares from the Company for general business purposes, including new investments. Pending such uses, the Company may invest such net proceeds in short term liquid investments. Any specific allocation of the net proceeds of an offering of the Growth Shares to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

               PLAN OF DISTRIBUTION

 The Growth Shares sold under the Plan will be purchased by the Agent directly from the Company or in the open market through broker-dealers unaffiliated with the Agent. There will be no brokerage commissions or other fees charged to Participants in connection with the purchase of Growth Shares under the Plan.

 Broker-dealers and other financial intermediaries may engage in positioning and other transactions that will allow them to acquire Growth Shares prior to the record date for dividends. The Company does not expect that financial intermediaries will engage in such transactions to any significant extent, if at all. The Company has not entered into any formal or informal arrangement with any financial intermediary to engage in such transactions and does not intend to do so.

           DESCRIPTION OF GROWTH SHARES

 The following brief description of the Growth Shares does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Amended and Restated Certificate of Formation and Operating Agreement, as amended (the "Operating Agreement") and By-laws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

 The Operating Agreement does not limit the number of Growth Shares which the Company's Board of Directors may cause the Company to issue. The Company had 11,092,889 Growth Shares outstanding at August 26, 1997. The Company will pay distributions to holders of the Growth Shares on a pro rata basis when declared by its Board of Directors out of funds legally available therefor. Distributions to the holders of Growth Shares are subject to preferences on distributions on the Company's then outstanding Series I Preferred Shares, Series II Preferred Shares, Series I Preferred Capital Distribution Shares, Series II Preferred Capital Distribution Shares, Term Growth Shares, and any other preferred securities which may be issued by the Company in the future.
At August 26, 1997, the Company had outstanding 16,329 Series I Preferred Shares, 7,637 Series II Preferred Shares, 8,909 Series I Preferred Capital Distribution Shares, 3,809 Series II Preferred Capital Distribution Shares and 2,000 Term Growth Shares.

 Holders of Growth Shares have no preemptive, conversion, sinking fund or cumulative voting rights. The Growth Shares are not redeemable, except pursuant to certain anti-takeover provisions adopted by the Company.

 The Operating Agreement and By-laws of the Company set forth the relationship of the shareholders to the Company and to one another and the manner in which the Company will conduct its operations, much like the articles and bylaws of a Delaware corporation or the partnership agreement of a Delaware general or limited partnership. While as a limited liability company the Company is not subject to the Delaware General Corporation Law (the "DGCL"), the Delaware Act permits a limited liability company agreement to provide, and the Operating Agreement and By-laws of the Company do provide, that the management of a limited liability company shall be conducted by a board of directors and officers designated by such board and that the holders of shares in such limited liability company (as is the case with the holders of the Growth Shares) be afforded substantially all of the rights that are afforded holders of the common stock issued by a corporation organized under the DGCL. In all material respects, the fiduciary duties of the directors and officers of the Company and any duties of shareholders of the Company and their affiliates are the same as those applicable under the DGCL.

                      EXPERTS

 The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   LEGAL MATTERS

 Certain legal matters will be passed upon for the Company by Brown & Wood LLP, Washington, D.C.

                      PART II

      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

 The following table is an itemized listing of expenses to be incurred by the Company in connection with the issuance and distribution of the Growth Shares being registered hereby. All amounts are estimates, except for the SEC Registration fee:





                                               To Be Paid By
                                                 Registrant


SEC Registration Fee . . . . . . . . . . . . . . . $ 2,651

AMEX Listing Fee . . . . . . . . . . . . . . . . . $    -

Printing and Engraving Expenses. . . . . . . . . . $30,000

Accounting Fees and Expenses . . . . . . . . . .   $10,000

Legal Fees and Expenses (other than Blue Sky). . . $20,000

Transfer Agent and Registrar Fees. . . . . . . . . $   500

Blue Sky Fees and Expenses . . . . . . . . . . . . $ 2,000

Miscellaneous. . . . . . . . . . . . . . . . . . . $   849

Total. . . . . . . . . . . . . . . . . . . . . . . $66,000


Item 15.  Indemnification of Officers and Directors

 The Company's Amended and Restated Certificate of Formation and Operating Agreement, as amended (the "Operating Agreement"), contains the following provisions relating to indemnification of directors and officers. All terms capitalized below and not otherwise defined shall have the meanings set forth in the Operating Agreement.

8.1.  Limitations on Liability, and Indemnification Of, Directors and Officers.

 (a) No directors or officers of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. For purposes of this Section 8.1, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

 (b) All directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.

 (c) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

 (d) The indemnification provided by this Section 8.1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

 (e) Any repeal or modification of this Section 8.1 shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

 (f) The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's directors and officers, relating to the liability of such persons.

 The Company has purchased insurance for the benefit of the directors and officers of the Company, relating to the liability of such persons. The directors and officers liability insurance insures (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and
(ii) the Company to the extent that it has indemnified the directors and officers for such loss.

Item 16. Exhibits

Exhibit
Number     Description of Exhibit

4.1 Form of Amended and Restated Certificate of Formation and Operating Agreement of the Company (filed as Exhibit 3.4 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995, and incorporated by reference herein)
4.2 By-laws of the Company (filed as Exhibit 3.5 to the Company's Registration Statement Form S-4 (File No. 33-99088), filed
           November 7, 1995, and incorporated by reference herein)
4.3 Specimen Copy of Growth Share (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 33-99088) filed November 7, 1995 and incorporated by reference herein)
5.1 Opinion of Brown & Wood LLP as to legality of securities being registered
8.1 Opinion of Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1)
23.1       Consent of Price Waterhouse LLP
23.2       Consent of Brown & Wood LLP (included in Exhibit 5.1)
24.1 Powers of Attorney (included on the original signature page of this Registration Statement)
99.1       Specimen Authorization Card




Item 17.   Undertakings

 The undersigned Registrant hereby undertakes:

 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission
           (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 The undersigned Registrant hereby further undertakes that:

 (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

 (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 4 day of September, 1997.

                     Municipal Mortgage and Equity, L.L.C.


                     By:        /s/ Mark K. Joseph
                     Name:      Mark K. Joseph
                     Title:     Chief Executive Officer and
                                   Chief Financial Officer

 The registrant and each person whose signature appears below hereby constitutes and appoints Mark K. Joseph as attorney-in-fact with full power of substitution, to execute in the name and on behalf of the registrant, and each person, individually, and in each capacity stated below, any and all amendments (including pre-effective and post-effective amendments) to the Registration Statement; and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in -fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

SIGNATURE                      TITLE                         DATE



/s/ Mark K. Joseph        Chairman of the Board,          September 4, 1997
-------------------       Chief Executive
Mark K. Joseph            Officer (Principal Executive
                          Officer), Chief Financial Officer
                          (Principal Financial Officer and
                          Principal Accounting Officer),
                          and Director



/s/ Charles C. Baum       Director                        September 4, 1997
-------------------
Charles C. Baum



/s/ Richard O. Berndt     Director                        September 4, 1997
---------------------
Richard 0. Berndt



/s/ Robert S. Hillman     Director                        September 4, 1997
---------------------
Robert S. Hillman



/s/ William L. Jews       Director                        September 4, 1997
---------------------
William L. Jews



/c/ Carl W. Stearn        Director                        September 4, 1997
--------------------
Carl W. Stearn


                                       Exhibit 5.1

                        September 4, 1997

Municipal Mortgage and Equity, L.L.C.
218 North Charles Street
Suite 500
Baltimore, MD  21201

    RE:  Municipal Mortgage and Equity, L.L.C.
         Registration Statement on Form S-3 for 450,000 shares of
         Growth Shares to be issued under the Dividend
         Reinvestment and Growth Share Purchase Plan

Ladies and Gentlemen:

    We have acted as counsel to Municipal Mortgage and Equity, L.L.C., a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 450,000 growth shares of limited liability company interests, without par value (the "Growth Shares"), of the Company pursuant to the Municipal Mortgage and Equity, L.L.C. Dividend Reinvestment and
Growth Share Purchase Plan (the "Plan"). We have participated in the preparation of the Registration Statement and we have examined such documents, records, statutes and decisions as we have deemed relevant.

    In our opinion, the Growth Shares, when purchased in accordance with the Plan, will be legally issued, fully paid and non-assessable Growth Shares of the Company.

    The statements in the Prospectus (included in the Registration Statement) under the caption "Federal Income Tax Consequences," insofar as such statements constitute conclusions of federal income tax law, are true and correct in all material respects. Specifically, for federal income tax purposes, the Company will be classified as a partnership and it will not be treated as a publicly traded partnership that is taxable as a corporation.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                  Very truly yours,


                                  /s/ Brown & Wood LLP



                                             Exhibit 23.1

            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 19, 1997 appearing in Part IV, Item 14 of Municipal Mortgage and Equity, L.L.C.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Linthicum, Maryland
August 28, 1997



                                      Exhibit 99.1







                AUTHORIZATION FORM

                        FOR

                AUTOMATIC DIVIDEND

               REINVESTMENT SERVICE


















       MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

     A CONVENIENT WAY TO BUY ADDITIONAL GROWTH SHARES

    There's a simple and convenient way to buy additional Growth Shares of Municipal Mortgage and Equity, L.L.C. (the "Company"). It's called dividend reinvestment.

    As a Company shareholder, you can use dividend reinvestment to purchase Growth Shares without a brokerage firm.

    Dividend reinvestment puts your dividends to work for you by reinvesting them in additional Growth Shares.

       DIVIDENDS ARE INVESTED AUTOMATICALLY

    When you enroll in dividend reinvestment, your dividends will be invested automatically - you don't have to do anything!

    Instead of sending dividend payments to you, your dividends will be used to buy additional Growth Shares for your account.

    The number of Growth Shares you buy through dividend reinvestment depends on the number of Growth Shares you own and the current market price of the Growth Shares. Since your dividends will seldom buy an exact number of full Growth Shares, you are credited with fractional shares, which earn dividend income just like full Growth Shares.

                EASY RECORD-KEEPING

    After you enroll, you will receive a quarterly statement listing each of your investments. The statement shows the Growth Shares that have been purchased for you, and the cost and the total Growth Shares that you currently own through dividend reinvestment.

    You also will receive year-end tax information.

    One additional benefit is that, by Registrar and Transfer Company holding the Growth Shares purchased through dividend reinvestment on your behalf, you are protected against lost, misplaced or stolen certificates. However, if you request it in writing, you can receive a certificate for the full Growth Shares.

            CALL OR WRITE FOR ANSWERS!

    Municipal Mortgage and Equity, L.L.C.'s Dividend Reinvestment and Growth Share Purchase Plan is administered by Registrar and Transfer Company, agent for the plan. All questions, inquiries or communications should be addressed to:

              Registrar and Transfer Company
              10 Commerce Drive
              Cranford, NJ  07016

              1-800-368-5948

                        or

              Municipal Mortgage and Equity, L.L.C.
              218 North Charles Street, Suite 500
              Baltimore, MD  21201

              1-888-788-3863

                  IT'S UP TO YOU

    You may withdraw from the plan at any time simply by notifying Registrar and Transfer Company in writing. After receipt of your written notice you will begin receiving your dividends by check, just as you do now.

    You also will receive certificates, issued in your name, for all full Growth Shares that were purchased through dividend reinvestment and cash for any fraction of a share. This cash amount is based on the current market value of Municipal Mortgage and Equity, L.L.C.'s Growth Shares.

    Notice of termination should be received by Registrar and Transfer Company 15 days prior to a dividend record date to avoid any possible delay in receiving your Growth Shares.

                 ENROLLING IS EASY

    To enroll in dividend reinvestment, simply read the prospectus describing the plan, complete the attached authorization card and return it in the postage-paid envelope.

    If your signed authorization card is received at least seven business days prior to the next dividend record date, your dividend will be reinvested automatically. If your authorization card is received after that date your participation in the plan will begin with the next dividend.

    Completion and return of this form appoints Registrar and Transfer Company as your agent and authorizes your enrollment in the Dividend Reinvestment and Growth Share Purchase Plan in the manner indicated.

          PLEASE DO NOT RETURN THIS FORM
   UNLESS YOU INTEND TO PARTICIPATE IN THE PLAN

    FULL DIVIDEND REINVESTMENT - If you participate, you will authorize the purchase of additional shares with the dividends on all Growth Shares registered in your name, as well as the Growth Shares credited to your reinvestment account.

    Your participation is subject to the terms of the Plan as described. You may withdraw from the Plan at any time by notifying Registrar and Transfer Company in writing. Please direct all correspondence to:

                   Registrar and Transfer Company
                   10 Commerce Drive
                   Cranford, NJ  07016






               THIS IS NOT A PROXY.

       MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
  DIVIDEND REINVESTMENT AND GROWTH SHARE PURCHASE PLAN
                AUTHORIZATION CARD


Full Dividend Reinvestment

__ I want to reinvest dividends on all shares registered in my name and held for my account in the Plan.

               Please enroll me in the Plan as indicated above.


                                  __________________________________________
                                  (Print Name)
Tax ID# (For Account ID Only):


____________________________      ___________________________________________
                                  (Sign here exactly as name appears on stock)


                                  ___________________________________________
                                  (All stockholders must sign)

                        PLEASE DO NOT RETURN THIS FORM
                 UNLESS YOU INTEND TO PARTICIPATE IN THE PLAN

                           This is not a Proxy.